EXHIBIT 10.5
                                                                    ------------
                                 REVOLVING NOTE



$17,500,000.00               Manchester, New Hampshire          October 15, 2003

                  FOR VALUE RECEIVED, PRESSTEK, INC, a Delaware corporation having its chief executive offices at 55 Executive Drive, Hudson, New Hampshire 03051 (the "Borrower") HEREBY PROMISES TO PAY to the order of KEYBANK NATIONAL ASSOCIATION ("Lender"), at the offices of CITIZENS BANK NEW HAMPSHIRE, a guaranty savings bank chartered under the laws of the State of New Hampshire (the "Administrative Agent"), at 875 Elm Street, Manchester, New Hampshire 03101, or at such other place as Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($17,500,000.00) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the Borrowers under the Credit Agreement (as hereinafter defined) by Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

                  This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of October 15, 2003, by and among the Borrower, Lasertel Inc., as "Guarantor", Administrative Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents, and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to the Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Administrative Agent on its books; provided that the failure of Administrative Agent to make any such recordation shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to the Borrower.

                  This Revolving Note, together with each of the other Revolving Notes of even date herewith executed by Borrower (the "Other Notes"), is in substitution for the Replacement Revolving Note in the principal amount of $16,000,000 issued by the Borrower on October 15, 2002 to Citizens Bank New Hampshire (the "Prior Note"). The principal balance outstanding under the Prior Note shall continue in all respects to be outstanding hereunder and under each of the Other Notes, and this Revolving Note shall not be deemed to evidence a novation or payment and refunding of that outstanding principal balance.

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest hereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.
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                  If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

                  Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

                  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

                  THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW HAMPSHIRE APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                  IN WITNESS WHEREOF, the Borrower has executed and delivered this Revolving Note as of the date first set forth above.


                                         BORROWER:

                                         PRESSTEK, INC.


/s/ James F. Scafide                     By: /s/ Moosa E. Moosa
-----------------------------                ---------------------------------
Witness                                      Moosa E. Moosa, Vice President -
                                             Finance/Chief Financial Officer






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